Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Oppenheimer Rochester Fund Municipals:

We consent to the use of our report, dated February 22, 2019, with respect to the financial statements and financial highlights of Oppenheimer Rochester Fund Municipals (the “Fund”) as of December 31, 2018, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

March 27, 2019